January 26, 2009

VIA CERTIFIED MAIL

George Foreman Ventures LLC
c/o MM Companies, Inc.
100 North Wilkes-Barre Boulevard
4th Floor
Wilkes-Barre, Pennsylvania 18702

Attention: President

Re: Employment Agreement dated as of August 15, 2005 (the "Employment Agreement") by and between George Foreman Ventures LLC (the "Company") and George Foreman, Jr.

Gentlemen:

I am writing to inform you that the Company has failed to comply with the payment of base salary provisions of Section 3(a) of the Employment Agreement.

I request that the Company immediately cure this failure and make all salary payments that are accrued but unpaid to date.

Please also note that any future notices to me under the Employment Agreement should copy Sonnenschein Nath & Rosenthal LLP, 8000 Sears Tower, Chicago, IL 60610, Attn: Neal Aizenstein, Esq. instead of the address for copies specified in the Employment Agreement.

I look forward to your prompt attention to this matter.

Sincerely,

George Foreman, Jr.

cc: Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Peter G. Smith, Esq.